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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                      DAIRY MART CONVENIENCE STORES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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
                                [Dairy Mart Logo]



                  THE ANNUAL MEETING IS LESS THAN 10 DAYS AWAY.
            YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN THE
                        ENCLOSED WHITE PROXY CARD TODAY.

Dear Fellow Shareholders:

On Thursday, May 11, 2000, Dairy Mart issued a press release announcing that we have received credible expressions of interest from potential purchasers of the Company. By the close of the market on Monday, May 15, the value of your Dairy Mart shares had soared 70%.

I believe this increase in value is related directly to the expressions of interest we have received in purchasing Dairy Mart. Further, I believe that these expressions of interest are the direct result of the decisive actions your current Board has taken to put the Company back on track.

THE BEST WAY TO SAFEGUARD YOUR INVESTMENT IN THE COMPANY IS TO SUPPORT YOUR CURRENT BOARD AND MANAGEMENT BY SIGNING, DATING AND RETURNING THE ACCOMPANYING WHITE PROXY CARD. The Company urges you to IGNORE Frank Colaccino's BLUE proxy card.

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                  YOUR CURRENT BOARD IS EXPLORING EVERY OPTION
                         TO MAXIMIZE SHAREHOLDER VALUE,
                        INCLUDING THE SALE OF THE COMPANY
--------------------------------------------------------------------------------

Your current Board fully understands its fiduciary responsibility to maximize value for all shareholders, and is fully committed to examining all alternatives to achieve this objective. It has been diligent in its efforts, despite the distraction of the proxy fight started by Colaccino. Your current Board of Directors has:

- Approved a major initiative to sell approximately 246 stores that are not providing adequate returns on investment and do not meet our Company's one-stop-shopping store profile.

- Engaged the investment banking firm of Morgan Keegan & Company, Inc., to explore all of the Company's strategic options, INCLUDING THE SALE OF THE COMPANY.

The plan to sell approximately 40% of our stores is designed to increase the value and potential of our portfolio. Since announcing this initiative, we have received credible expressions of interest from parties that may consider buying the entire Company. Morgan Keegan will review all such inquiries as it fully explores all of our strategic options.

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                       MANAGEMENT HAS GUIDED THIS COMPANY
                       ON THE ROAD TO RECOVERY SINCE 1995
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Under the leadership of the current Board and management, Dairy Mart has made significant operational gains:

- Revenue per store has increased 68% since 1995. Last year alone, we increased comparable store sales by 11%, continuing three consecutive years as one of the industry leaders in same-store sales growth.

- Average gross profit per store has also improved steadily since 1995, growing 52% over that period of time.

- EBITDA (earnings before interest, taxes, depreciation and amortization) per store has increased sixfold during that same period.

- We were selected the #1 CONVENIENCE STORE CHAIN IN THE COUNTRY by Convenience Stores Decisions magazine.


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                 IT HAS TAKEN YOUR MANAGEMENT AND CURRENT BOARD
                              MORE THAN FIVE YEARS
                       TO FIX THE DAMAGE DONE BY COLACCINO
--------------------------------------------------------------------------------

Thanks to the efforts of your current Board and management, Dairy Mart is now well positioned to travel the final leg of the road to recovery that began with THE FIRING OF COLACCINO IN 1994.

- As CEO, Colaccino took Dairy Mart down a debt-ridden path by acquiring industry discards, building a portfolio of substandard, underperforming stores.

- Colaccino entrenched and insulated himself from shareholders and his own management team by creating an autocratic corporate structure that gave him more than 61% OF THE VOTING POWER of the Company's shares.

- Colaccino left Dairy Mart saddled with $90 million in debt and hundreds of low-volume, underperforming stores. Since then, $26 MILLION OF THE COMPANY'S CUMULATIVE PRE-TAX LOSSES CAN BE DIRECTLY TRACED TO HIS LEGACY.

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                      ELECTION OF COLACCINO WOULD UNDERMINE
                 EFFORTS TO MAXIMIZE VALUE FOR ALL SHAREHOLDERS

--------------------------------------------------------------------------------

In the course of this proxy contest, Colaccino has provided shareholders with false and misleading statements. More importantly, he has neglected to tell you the following material facts:

- Contrary to his statement that the board represents less than 2% of outstanding shares, the board and senior management team are, in aggregate, the single largest shareholder, representing more than 17% of total shares, or approximately THREE TIMES AS MANY SHARES AS THE COLACCINO SLATE. CLEARLY, THE INTERESTS OF THE CURRENT BOARD ARE ALIGNED WITH THOSE OF ALL SHAREHOLDERS.

- THE ELECTION OF THE COLACCINO SLATE OF DIRECTORS COULD ALSO TRIGGER CHANGE-OF-CONTROL PROVISIONS IN THE COMPANY'S CREDIT AGREEMENTS, AND ALLOW CREDITORS TO ACCELERATE REPAYMENT OF $115 MILLION OF DEBT, A POTENTIALLY DISASTROUS DEVELOPMENT.

- A change in control of the board could be disruptive to the company's strong and vital relationship with suppliers and vendors.

- The return of Colaccino to a position of power within the company could prove devastating to employee morale and retention at a critical time for the Company.

- PERHAPS MOST IMPORTANTLY, A CHANGE IN CONTROL COULD SET ASIDE ANY EXPRESSIONS OF INTEREST FROM POTENTIAL PURCHASERS OF THE COMPANY AND DERAIL THE PROCESS YOUR MANAGEMENT AND CURRENT BOARD HAS SET IN MOTION.

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                    COLACCINO HAS UNDERPERFORMED IN THE PAST
                           HE IS MISINFORMING YOU NOW
                             HOW CAN HE BE TRUSTED?
--------------------------------------------------------------------------------

I have no doubt that Colaccino will continue his proxy fight, a self-serving attempt to control the Company for his own personal gain. Unfortunately, his divisive actions will divert the attention of management, employees and the current Board, and create marketplace uncertainty that stands to hurt our efforts to maximize the value of your investment.

YOUR CURRENT BOARD HAS BEEN DILIGENT IN DOING ITS JOB AND IS REVIEWING EVERY ALTERNATIVE FOR MAXIMIZING THE VALUE OF YOUR SHARES, INCLUDING THE SALE OF THE COMPANY.

The vote of EVERY SHAREHOLDER is important. We ask you to sign, date and return the accompanying WHITE proxy card, using the enclosed postage-paid envelope. We urge you NOT to sign or return any BLUE proxy card.

- If you have already completed a WHITE proxy card and returned it to the Board of Directors, we thank your for your support and confidence in us.

- IF YOU PREVIOUSLY VOTED A BLUE PROXY CARD, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. SIMPLY SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENVELOPE PROVIDED. ONLY THE LATEST DATED PROXY CARD WILL BE COUNTED AT THE ANNUAL MEETING.

             PLEASE VOTE YOUR WHITE PROXY CARD AS SOON AS POSSIBLE.

We do not understand why Colaccino would continue with a proxy contest that will distract your current Board and management from its mission of maximizing shareholder value, and may have a damaging effect on further expressions of interest in Dairy Mart. DOES IT MAKE SENSE TO DERAIL A PROCESS THAT IS WELL UNDER WAY AND ALLOW A NEW AND UNPROVEN BOARD TO START ALL OVER AGAIN?

We greatly appreciate your continued support.

                                         On Behalf of your Board of Directors

                                         /s/Robert B. Stein, Jr.


                                         Robert B. Stein, Jr.
                                         Chairman, President and CEO

May 16, 2000



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If you have any questions or need assistance in voting your shares or changing your vote, please contact:


                        [MACKENZIE PARTNERS, INC. LOGO]

                                156 FIFTH AVENUE
                            NEW YORK, NEW YORK 10010
                         (212) 929-5500 (CALL COLLECT)

                                       OR

                         CALL TOLL-FREE: (800) 322-2885

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